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EXHIBIT 4.1
                             [Front of Certificate]
Number                                                      Shares
GET
                                 GLOBAL E TUTOR
                                                            See reverse for
Incorporated under the laws                                 certain definitions
of the State of Delaware
                              Global e Tutor, Inc.          CUSIP 379323 10 8
THIS CERTIFIES THAT

IS THE OWNER OF

             Fully paid and non-assessable shares of common stock of

                    - - - - - Global e Tutor, Inc. - - - - -

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
         This Certificate is not valid until countersigned by the Transfer
Agent.
         WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

/s/ Lara Stegman                                           /s/ Thomas McMurrain
     Secretary                                                  President
                              Global e Tutor, Inc.
                                    Corporate
                                      Seal
                                    Delaware
Countersigned
         Continental Stock Transfer & Trust Company
                                    Transfer Agent
By:

                              [Back of Certificate]
         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  as tenants in common           UNI GIFT MIN ACT . . . Custodian . . . .
TEN ENT  as tenants by the entireties                   (Cust)           (Minor)
JT TEN   as joint tenants with right of            under Uniform Gifts to Minors



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                  survivorship and not as             Act . . . . . . . . . . .
                  tenants in common                        (State)
                           Additional abbreviations may also be used though not
in the above list.

         For Value Received, _____________________ hereby sell, assign and transfer unto

Please insert social security or other
  identifying number of assignee

  ______________________________________________________________________________
   (Please print or typewrite name and address, including zip code, of assignee)

  ______________________________________________________________________________

  ______________________________________________________________________________

  __________________________________________________________ Shares of the
capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

         Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

Signature(s) Guaranteed:

________________________________________________________________________________
The signatures(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.